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                                                                  Exhibit 99.1

FIRST UNION REAL ESTATE INVESTMENTS
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AT THE COMPANY                                       IN CLEVELAND, OHIO
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Thomas T. Kmiecik                                    Patrick Gallagher
Senior Vice President and Treasurer                  Edward Howard & Co.
(216) 781-4030                                       (216) 781-2400

FOR IMMEDIATE RELEASE

             FIRST UNION ANNOUNCES RESULTS OF VOTING ON PROXY ISSUES
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CLEVELAND, OHIO, MAY 26, 1998 -- FIRST UNION REAL ESTATE INVESTMENTS (NYSE:FUR)
today announced that certified results indicate that beneficiaries of the Trust have voted in favor of proposals by Gotham Partners, L.P. by a margin of more than three to one. Gotham had proposed to expand the Board of Trustees by six, from nine to 15 seats. Gotham also had submitted nine nominees to fill the six new seats plus the three Class II seats that were up for election. Beneficiaries elected the following Gotham nominees to the Board of Trustees:

         William A. Ackman, principal, Gotham Partners Management Co., LLC, New York, an investment management firm;

         Daniel J. Altobello, chairman of the board, ONEX Food Services, Inc., Bethesda, Maryland;

         David P. Berkowitz, principal, Gotham Partners Management Co., LLC;

         Stephen J. Garchick, president, The Evans Company, McLean, Virginia, a commercial real estate development and management firm;

         David S. Klafter, in-house counsel and principal, Gotham Partners Management Co., LLC;

         Daniel Shuchman, principal, Gotham Partners Management Co., LLC;

         Stephen S. Snider, senior partner, Hale and Dorr LLP, Washington, D.C., a law firm;

         Mary Ann Tighe, executive managing director, Insignia/ESG, New York, a commercial real estate firm;

         James A. Williams, president, Williams, Williams, Ruby & Plunkett PC, Birmingham, Michigan, a law firm, and chairman, Michigan National Bank and Michigan National Corp.

First Union Real Estate Investments is a real estate investment trust (REIT) headquartered in Cleveland, Ohio, and traded on the New York Stock Exchange.


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